UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2021

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 14, 2021, Hyatt Hotels Corporation (“Parent”), acting through an affiliate (“Purchaser” and together with Parent, the “Company” or “Hyatt”), agreed to acquire Apple Leisure Group, a leading luxury resort-management services, travel and hospitality group, pursuant to a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with Casablanca Holdings L.P., a Cayman Islands exempted limited partnership (acting through Casablanca Holdings GP LLC, a Cayman Islands limited liability company, as its general partner) (“Seller”), Casablanca Global GP Limited, a Cayman Islands exempted company (the “General Partner”), and Casablanca Global Intermediate Holdings L.P., a Cayman Islands exempted limited partnership (acting through the General Partner, as its general partner) (“ALG”). Seller is affiliated with investment funds managed by KSL Capital Partners, LLC and Kohlberg Kravis Roberts & Co. L.P. Under the Securities Purchase Agreement, Purchaser agreed to acquire 100% of the outstanding limited partnership interests in ALG and 100% of the outstanding ordinary shares of the General Partner (the “Acquired Entities”), from Seller (the “Transaction”). Parent entered into the Securities Purchase Agreement to fully guarantee all of Purchaser’s obligations under the Securities Purchase Agreement.

The consideration to be paid by the Company at the closing of the Transaction is $2.7 billion, subject to customary adjustments set forth in the Securities Purchase Agreement relating to working capital, cash and indebtedness of the Acquired Entities and their respective subsidiaries. The Securities Purchase Agreement also provides for contingent consideration payable to Seller in an amount equal to $69.0 million following the closing of the Transaction upon the achievement (if ever) of certain targets related to ALG’s outstanding travel credits. At the closing, Purchaser will deposit $75.0 million into escrow, which will be released to the parties following closing, based on any adjustments to the purchase price for net working capital, cash and funded indebtedness and transaction expenses of the Acquired Entities and their subsidiaries. Hyatt expects to fund more than 80% of the consideration for the Transaction at closing with a combination of $1.0 billion of cash on hand and new debt financings, and the remainder with approximately $500 million from equity financing. Hyatt has also secured a $1.7 billion financing commitment from J.P. Morgan.

The Securities Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among other things, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of all consents and other approvals required under the competition laws of Costa Rica and Mexico, (iii) the absence of any law or governmental order making illegal or otherwise preventing, enjoining or prohibiting the consummation of the Transaction, (iv) customary conditions regarding the accuracy of the representations and warranties contained in the Securities Purchase Agreement, including with respect to the absence of a material adverse effect with respect to the Acquired Entities and their respective subsidiaries (taken as a whole) (subject in certain cases to any materiality qualifications) and (v) compliance with the covenants and agreements contained in the Securities Purchase Agreement in all material respects.

The Securities Purchase Agreement contains customary representations, warranties and covenants related to the Company, ALG, the General Partner and the Seller. Between the date of the Securities Purchase Agreement and the closing of the Transaction, subject to certain exceptions, ALG and the General Partner have agreed, and will cause their respective subsidiaries, to (i) conduct the businesses and operations in the ordinary course of business in all material respects, (ii) to keep intact their respective business organizations and goodwill in all material respects, (iii) to preserve their relationships with persons, including customers, suppliers and insurers, with whom they currently deal in all material respects, and (iv) not engage in specified types of transactions unless agreed in writing by the Company. The Securities Purchase Agreement otherwise contains customary covenants for transactions of this nature.

The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Securities Purchase Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Securities Purchase Agreement by disclosures that were made to the other party in disclosure schedules to the Securities Purchase Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Securities Purchase Agreement or such other date or dates as may be specified in the Securities Purchase Agreement.

The Securities Purchase Agreement does not contain indemnification provisions related to the representations and warranties in the agreement, and the representations and warranties of the parties will not survive post closing.

The Securities Purchase Agreement contains customary termination rights for both the Company and Seller, whereby such parties may terminate the Securities Purchase Agreement (i) by mutual consent, (ii) following a final, nonappealable permanent legal or governmental order prohibiting the consummation of the Transaction, or (iii) following a breach of the representations, warranties, agreements or covenants contained in the Securities Purchase Agreement which would cause the closing conditions not to be satisfied if not curable, by the August 14, 2022 (the “Outside Date”), or if curable, by the earlier of ten business days after the giving of written notice such breach and two business days prior to the Outside Date. Moreover, the Company and Seller shall have the right to terminate the Securities Purchase Agreement if the closing of the Transaction has not occurred by the Outside Date.

This summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of Securities Purchase Agreement.

Item 7.01.	Regulation FD Disclosure.

In a press release issued on August 15, 2021, the Company announced the entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In addition, on August 16, 2021, the Company posted an Investor Presentation regarding the Transaction as well as the announcement of Hyatt’s further commitment to sell an additional $2.0 billion of hotel real estate by the end of 2024. Cash proceeds from the $2.0 billion asset sale program are expected to be used to pay down debt, including debt incurred to fund the Transaction. The Investor Presentation is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

The Company will hold a conference call and webcast today, August 16, 2021, at 7:30 a.m. CDT to discuss the Transaction. Interested parties may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at investors.hyatt.com. Alternatively, participants may access the live call by dialing 833-238-7946 (U.S. Toll-Free) or 647-689-4468 (International Toll Number) using conference ID# 1771444 approximately 15 minutes prior to the scheduled start time. An archive of the webcast will be available on the Company’s website for 90 days.

The information furnished under Item 7.01 and Exhibits 99.1 and 99.2 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by Hyatt Hotels Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Hyatt Hotels Corporation Press Release, dated August 15, 2021 (furnished pursuant to Item 7.01)

99.2	Investor Presentation, dated August 16, 2021 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Forward-Looking Statements in this Current Report on Form 8-K, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the Company’s proposed acquisition of Apple Leisure Group, including expected financial and operational benefits resulting from the acquisition, guest and owner advantages arising from the acquisition, projected financial performance of Apple Leisure Group, the amount and timing of future asset dispositions and projected sales multiples of such asset dispositions, the Company’s liquidity profile, the number of properties expected to open in the future, the expected growth of global luxury travel and the Company’s system-wide leisure room revenue mix, the projected future fee based earnings of the combined company, expected benefits and added value from the World of Hyatt loyalty program and Apple Leisure Group’s membership offering, anticipated financing sources for the proposed acquisition of Apple Leisure Group, the impact of indebtedness incurred in connection with the acquisition on the Company’s investment grade rating status, the expected timeline for completing the acquisition, the Company’s plans, strategies, outlook, financial performance, projections, financing proposals, prospects, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K and subsequent reports, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: August 16, 2021	By:	/s/ Joan Bottarini
	Name:	Joan Bottarini
	Title:	Executive Vice President, Chief Financial Officer